THE ALGER FUND

                        Certificate of Amendment of the
                              Declaration of Trust

     The undersigned, being the duly elected Secretary of The Alger Fund, a trust with transferable shares established under Massachusetts law of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Amended and restated Declaration of Trust dated February 18, 1997 of the Trust (the "Declaration"), and pursuant to the affirmative vote of a Majority of the Trustees, cast at a meeting duly called and held on September 6, 2000, Section 6.1(a) of the Declaration, as heretofore in effect, is hereby amended as follows, effective at the opening of business on September 29, 2000:

          (i) The words "Alger Growth Portfolio", in the sixth line of such
     Section 6.1(a), are deleted, and replaced by the words "Alger LargeCap Growth Portfolio"; and

          (ii) the words "Alger Growth Series", in the twelfth line of such
     Section 6.1(a), are deleted, and replaced by the words "Alger LargeCap Growth Series".

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Trust, this 26th day of September, 2000.

                                             /s/ Dorothy G. Sanders
                                             ----------------------
                                             Dorothy G. Sanders
                                             Secretary


                                 ACKNOWLEDGMENT
                                 --------------

STATE OF New York )
                   :ss
COUNTY OF New York)

                                             September 26, 2000


     Then personally appeared before me the above named Dorothy G. sanders, to me known and known to me to be the person named in and who executed the foregoing certificate, and acknowledged the same to be her free act and deed.

                                         /s/ Eric Sanders
                                         ----------------
                                         Eric Sanders
                                         Notary Public
                                         My Commission Expires: May 6, 2002

[NOTARIAL SEAL]